SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ISEMPLOYMENT.COM, INC.
                 (Name of small business issuer in its charter)

                                    Wyoming
            (State or jurisdiction of incorporation or organization)

                                      8742
            (Primary Standard Industrial Classification Code Number)

                                   86-0970152
                      (I.R.S. Employer Identification No.)

           213-380 Pelissier Street, Windsor, Ontario N9A 6W8 Canada
                    (Address of principal executive offices)


           213-380 Pelissier Street, Windsor, Ontario N9A 6W8 Canada (Address of principal place of business or intended principal place of business)


                                  Scott Murray
                           213-380 Pelissier Street,
                 Windsor, Ontario N9A 6W8 Canada (519) 258-8318
           (Name, address and telephone number of agent for service)

                           --------------------------

                                    copy to:

                           David J. Levenson, Esquire
                         Scott M. J. Anderegg, Esquire
                            Mays & Valentine, L.L.P.
                            1660 International Drive
                                   Suite 600
                             McLean, Virginia 22102
                                 (703) 734-4328

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE
================================================================================
Title  of  Each  Class          Amount                              Amount  of
Securities                      to  be         Offering Price Per   Registration
to  be  Registered              Registered     Unit                 Fee
-----------------------------   ----------     ------------------   ------------

Common Stock, $.001 par value   600,000        $  .001(1)           $      .16

TOTAL                                                                     1.00

(1) Estimated solely for the purpose of calculating the Registration Fee. The price of the shares has been determined by ISEmployment.com on the basis of the par value of the shares issued and outstanding.
================================================================================

                            ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   ISEMPLOYMENT.COM, INC.
                                   CROSS REFERENCE SHEET

Form  SB-2  Item                                         Caption  in  Prospectus
----------------                                         -----------------------
                                           PART I

Item 1.   Front of Registration Statement and
          Outside Front Cover of Prospectus  . . . . . .  Front of Registration
                                                          Statement and
                                                          Outside Front Cover of
                                                          Prospectus
Item 2.   Inside Front and Outside Back Cover
           Pages of Prospectus . . . . . . . . . . . . .  Inside Front and Outside
                                                          Back Cover Pages of
                                                          Prospectus
Item 3.   Summary Information and Risk Factors. . . . .   Prospectus Summary; Risk
                                                          Factors
Item 4.   Use of Proceeds . . . . . . . . . . . . . . .   Use of Proceeds
Item 5.   Determination of Offering Price . . . . . . .   Not Applicable
Item 6.   Dilution. . . . . . . . . . . . . . . . . . .   Not Applicable
Item 7.   Selling Shareholders. . . . . . . . . . . . .   Selling Shareholders
Item 8.   Plan of Distribution. . . . . . . . . . . . .   Plan of Distribution
Item 9.   Legal Proceedings . . . . . . . . . . . . . .   Litigation
Item 10.  Directors, Executive Officers, Promoters and
           Control Persons . . . . . . . . . . . . . . .  Management
Item 11.  Security Ownership of Certain Beneficial
           Owners and Management . . . . . . . . . . . .  Management-Principal
                                                          Stockholders
Item 12.  Description of Securities. . . . . . . . . . .  Description of Securities
Item 13.  Interest of Named Experts and Counsel. . . . .  Not Applicable
Item 14.  Disclosure of Commission Position on
           Indemnification . . . . . . . . . . . . . . .  Indemnification of Officers
                                                          and Directors
Item 15.  Organization Within Last Five Years. . . . . .  Related Transactions
Item 16.  Description of Business. . . . . . . . . . . .  Business
Item 17.  Management's Discussion and Analysis or
            Plan of Operation  . . . . . . . . . . . . .  Management's Discussion
                                                          and Analysis
                                                          of Financial Conditions and Plan
                                                          of Operations
Item 18.  Description of Property. . . . . . . . . . . .  Business-Properties
Item 19.  Certain Relationships and Related Transactions  Related Transactions
Item 20.  Market for Common Equity and Related
            Stockholder Matters  . . . . . . . . . . . .  Market Information
Item 21.  Executive Compensation . . . . . . . . . . . .  Management - Executive
            Compensation
Item 22.  Financial Statements . . . . . . . . . . . . .  Financial Statements


                                        i

Item 23.  Changes In and Disagreements With Accountants
            on Accounting and Financial Disclosure . . .  Not Applicable

PART II

Item 24.  Indemnification of Directors and Officers
Item 25.  Other Expenses of Issuance and Distribution
Item 26.  Recent Sales of Unregistered Securities
Item 27.  Exhibits
Item 28.  Undertakings

PROSPECTUS
                             ISEmployment.com, Inc.

                 600,000 Shares Of Common Stock $.001 Par Value

     This prospectus covers the resale by thirty selling shareholders, from time to time, of up to 600,000 shares of common stock, $.001 par value per share, of ISEmployment.com, Inc., a Wyoming corporation, in the over-the-counter market, at prevailing market prices, at negotiated prices or otherwise.

     ISEmployment.com will not be receiving any proceeds from the sale of shares by the selling shareholders but will bear all of the expenses of the registration of the shares.

     ISEmployment.com's common stock is not currently listed or quoted on any quotation medium.

                            ------------------------

     See "Risk Factors" beginning on page 3 for a discussion of certain factors that should be considered by investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this prospectus is November 10, 2000

                               Prospectus Summary


ISEmployment.com,  Inc.

     ISEmployment.com is an Internet based development stage company, which will provide human resources and recruiting services on-line. ISEmployment.com's site will differentiate itself from other employment-related sites by creating a virtual human resources center and a virtual recruitment and selection system. ISEmployment.com's targeted market will be providing its services to United States corporations which are recruiting Information Systems Professionals, with an emphasis on qualified foreign candidates.

The  offering

     ISEmployment.com previously issued 600,000 shares of its common stock to thirty individuals. This prospectus covers any resale of these shares.

Common  Stock  Registered  for  Resale . . . . . . . . . . .  600,000  shares
Common  Stock  Outstanding  prior  to  the  Offering . . . .  600,000  shares
Common  Stock  Outstanding  after  the  Offering . . . . . .  600,000  shares


                            Selected Financial Data

     The following selected consolidated financial data should be read in conjunction with "Management's discussion and analysis of financial condition and plan of operations" and the consolidated financial statements, including the accompanying notes, included elsewhere in this prospectus. The statement of operations data for the years ended September 30, 1999 and 1998 and the balance sheet data at September 30, 1999 and 1998 are derived from ISEmployment.com's audited financial statements, included elsewhere in this prospectus, and include all adjustments that ISEmployment.com considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

                             Summary Operating Data

                                       For the twelve months ended December 31, 1998, 1999  and the nine
                                       -----------------------------------------------------------------
                                             months ended June 30,2000 (proforma and unaudited)
                                             --------------------------------------------------

                                                December 31,    December 31,    June 30, 2000
                                               --------------  --------------  ---------------
Statement of Income Data:                           1998            1999
                                               --------------  --------------
Net sales . . . . . . . . . . . . . . . . . .  $           -   $           -   $            -

System Development Costs. . . . . . . . . . .              -               -          223,429

Gross profit. . . . . . . . . . . . . . . . .              -               -         (223,429)
General and administrative expenses . . . . .             25              25           27,498

Income (loss) from operations . . . . . . . .            (25)            (25)        (250,927)

Provision for income taxes. . . . . . . . . .              -               -                -


                                        2

Net income (loss) . . . . . . . . . . . . . .  $         (25)  $         (25)  $     (250,927)

Net income per common share (loss). . . . . .  $      ( 0.00)  $      ( 0.00)  $        (0.25)

Weighted average common shares outstanding(1)

                                                       June 30, 2000       December 31, 1999
                                               --------------  --------------  ---------------
Balance Sheet Data:                                 Actual       Adjusted(2)       Actual
                                               --------------  --------------  ---------------

Working capital (deficit). . . . . . . . . . .     $(252,002)  $    (272,102)  $           (-)

Total assets . . . . . . . . . . . . . . . . .         9,645           9,645                -

Total debt . . . . .. . . . . . . . . . . . .        261,647         281,747                -

Total stockholders' equity (deficit) . . . . .     $(252,002)  $    (272,102)  $           (-)


                 As of December 31, 1998, 1999 and June 30, 2000
                 -----------------------------------------------
                       (including Proforma April 30, 2000)


                                            December 31,    December 31,    June 30, 2000    April 30, 2000
                                            -------------  --------------  ---------------  ----------------
                                                1998            1999
Projected Balance Sheet
Cash . . . . . . . . . . . . . . . . . . .  $           -  $           -   $        1,203   $         2,037
Accounts receivable. . . . . . . . . . . .              -              -                -                 -
Property & equipment                                    -              -                -                 -
Other assets                                            -              -            8,442             8,442
Total assets                                            -              -            9,645            10,479
Accounts payable, capital leases                        -             50            2,200            10,200
Loans/advances payable-short-term                       -              -          259,447           153,180
Long term debt . . . . . . . . . . . . . .              -              -                -                 -
Stockholders' equity . . . . . . . . . . .              -            (50)        (252,002)         (152,909)
Total liabilities and stockholders' equity  $           -  $           -   $        9,645   $        10,479

(1)     Based  on  1,000,000  shares issued and outstanding for the period ending December 31, 1998 and 1999 and  June  30,  2000.
(2)     As  adjusted  shows  the  net  effect  of  the  offering  and  the  use  of  net  proceeds.

                                  Risk Factors

     An investment in our stock involves a high degree of risk. The achievement of our business objectives is subject to a number of market and other factors beyond our control, and our future prospects are speculative.

WE FACE SIGNIFICANT COMPETITION WITH COMPETITORS WHO HAVE SIGNIFICANTLY GREATER FINANCIAL RESOURCES.

     While we provide a "total solution" content program, many of these competitors offer one or more Internet sites with information products similar to individual items we provide over the Internet; and many of these competitors may have significantly greater financial resources than we do. These financial resources could be deployed to more aggressively compete on the Internet or through more traditional media, to our disadvantage, at any time.

     We expect competition to persist and intensify. Competitors using other media to deliver information products could adapt their businesses to include the Internet as a medium for delivering their products. Competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us, and any competitor or group of competitors could have a material adverse effect on our business.

WE  WILL  REQUIRE  ADDITIONAL  FUNDS  TO  ACHIEVE OUR CURRENT BUSINESS STRATEGY.

     We will require more capital to achieve our current business strategy. If such funds are unavailable we may have to substantially curtail operations or cease operations altogether. As we require additional funds to sustain our planned expansion and growth we will have to seek additional equity or other financing. Such financing may not be available. Even if it is, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

     We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we could be forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR SHAREHOLDERS COULD FIND THAT THERE IS NOBODY WILLING TO PURCHASE THEIR SHARES WHEN THEY WANT TO SELL, AND IT IS POSSIBLE THAT OUR SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT IN OUR STOCK.

     Our stock should only be purchased by speculators who understand the high level of risk that a purchase of our stock entails and who are willing and able if necessary to hold our stock for an extended period of time, or indefinitely, and to risk the loss of their entire investment in our stock. If you are a suitable investor for ISEmployment.com, you should fully understand the following material risk factors:

IF THE INTERNET PROVES NOT TO BE A VIABLE COMMERCIAL MARKETPLACE, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We expect a substantial portion of our future revenue to come from the continued development of our products and services to be distributed over the Internet. The business use of the Internet is still in its infancy, and it is possible that the Internet may not prove to be a viable commercial marketplace. Known issues in this regard include inadequate development of Internet infrastructure to date, competing technology, delays in the development of new standards and protocols required for handling increased Internet activity and the possibility of significant government regulation (locally, nationally and internationally). Moreover, concerns over the security of Internet transactions and the privacy of users may inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We cannot assure you that contractual provisions attempting to limit our liability in such areas will be adequately implemented or enforceable, or that other parties will accept such contractual provisions as part of our agreements.

     We have not fully resolved some other critical issues concerning our use of the Internet, including reliability, cost, ease of deployment, administration and quality of service. This may affect our ability to maintain our business, expand product marketing, improve communications and increase business efficiencies.

     If we do not successfully develop new and enhanced Internet services and products, our revenues could be adversely impacted.

     Business  on  the  Internet  is  characterized  by:

           -     rapid  technological  change;

           -     frequent  changes  in  user  requirements  and  preferences;

           - frequent new product and service introductions embodying new processes and technologies; and

           - evolving industry standards and practices that could render our information delivery practices obsolete.

     Our success will depend partly on our ability to improve our existing services, develop new product offerings, use Web technology to enhance our existing product offerings, extend our market reach, and respond to technological advances, emerging industry standards and competitive offerings. We cannot assure you that we will be successful in these endeavors.

     Evolving Internet technology and standards increase the risk that system interruptions will occur. Our Internet operations are also vulnerable to interruption by fire, power loss, telecommunications failure and other events beyond our control. System interruptions that result in the unavailability of our Web site, or slower response times for users, could reduce the fees we collect from consumers and businesses using our database information products over the Internet.

ISEMPLOYMENT.COM HAS NO OPERATING HISTORY OR ANY REVENUES OR EARNINGS FROM OPERATIONS.

     ISEmployment.com has no significant assets or financial resources. ISEmployment.com has operated at a loss to date and will, in all likelihood, continue to have operating expenses without corresponding revenues.

AN INVESTMENT IN OUR COMMON STOCK MAY BE VERY ILLIQUID AND WE HAVE NEVER PAID CASH DIVIDENDS.

     Our shares are not traded on any exchange or bulletin board and there is currently no broadly followed "established trading market" for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

ANY MARKET PRICE FOR OUR SHARES IS LIKELY TO BE VERY VOLATILE, AND NUMEROUS FACTORS BEYOND OUR CONTROL MAY HAVE A SIGNIFICANT ADVERSE EFFECT ON PRICES.

WE HAVE NEVER PAID CASH DIVIDENDS ON OUR CAPITAL STOCK AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS FOR THE FORESEEABLE FUTURE.

THE EXCHANGE ACT OF 1934 REQUIRES ADDITIONAL DISCLOSURE RELATING TO THE MARKET FOR "PENNY STOCK."

     A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Our shares are not currently traded on NASDAQ or a national exchange and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time our shares trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyer would be required, unless an exemption is available, to:

     - deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

     - provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

     - send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on any trading market for our shares.

A LARGE PERCENTAGE OF OUR STOCK IS OWNED BY RELATIVELY FEW PEOPLE, INCLUDING OFFICERS AND DIRECTORS.

     As of the date of this prospectus, our officers and directors beneficially owned or controlled a total of approximately 400,000 shares, or approximately 66% of our outstanding common stock. If you purchase shares covered by this prospectus, you may be subject to certain risks due to the concentrated ownership of our common stock. For example, these stockholders could, if they were to act together, affect the outcome of other stockholder votes which could, among other things, affect elections of directors, delay or prevent a change in control or other transaction that might be beneficial to you as a stockholder.

TECHNOLOGY  AND  INTERNET  STOCKS  HAVE  BEEN  AND  MAY CONTINUE TO BE VOLATILE.

     The market for Internet and technology related stocks generally have been subject to wide fluctuations in price and volume that often appear to be unrelated to the operating success of these companies. Such volatility can present risks for investors. Moreover, such volatility often leads to securities litigation brought by investors who are seeking to recoup losses resulting from rapid and significant drops in price and/or volume.

                           Forward-looking Information

     Some of the statements contained in the prospectus summary and throughout this prospectus regarding matters that are not historical facts, such as statements regarding ISEmployment.com's growth strategy, are forward-looking statements as such term is defined in the Securities Act of 1933. Since these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business," as well as those discussed throughout in this prospectus.

                                 Use Of Proceeds

     The principal purpose of this registration statement is to create a more liquid public market for ISEmployment.com's common stock. While
ISEmployment.com will bear the expenses of the registration of the shares, ISEmployment.com will not realize any proceeds from any actual resales of the shares that might occur in the future. All proceeds from any resale will be received by the selling shareholders.

                               Market Information

     ISEmployment.com's common stock is not listed or quoted at the present time, and there is no present public market for ISEmployment.com's common stock. There can be no assurance that a public market for ISEmployment.com's common stock will ever develop.

Dividend  policy

     ISEmployment.com has never declared or paid cash dividends on its capital stock. ISEmployment.com currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

Holders

     As  of  the  date  of this prospectus, there are 30 shareholders of record.

                              Selling Shareholders

     The following table sets forth certain information as of the date of this prospectus, with respect to the Selling Shareholders for whom ISEmployment.com is registering shares for resale to the public. The first 28 shareholders received their shares as gifts from Mr. Hodges on January 1, 1998. Messrs. Murray and Ulakovich received their shares as part of consideration of the merger between Magical Marketing, Inc. and ISEmployment.com, Inc.


                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
        Name of                 Owned Prior to     Pursuant to this
    Security Holder                Offering           Prospectus
----------------------------  -------------------  -----------------

Frank Anjakos
1971 N. Lindenwood Drive
Tucson, AZ  85712                           2,000              2,000

Cindy Baker
P. O. Box 40484
Tucson, AZ  85717                           2,000              2,000

Steve Bays
5637 E. Spring Street
Tucson, AZ  85712                           2,000              2,000

Brain Delfs
5162 E. Citrus Street
Tucson, AZ  85712                           2,000              2,000

James Delfs
3730 N. Tucson Blvd.
Tucson, AZ  85716                           2,000              2,000

Sam Erbst
770 N. Dodge #33
Tucson, AZ  85749                           2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
        Name of                 Owned Prior to     Pursuant to this
    Security Holder                Offering           Prospectus
----------------------------  -------------------  -----------------

Gus Fotinos
6547 N. Turnberry Drive
Tucson, AZ  85718                           2,000              2,000

Allyson Fox
61 Kennedy Parkway
Toronto, Canada                             2,000              2,000

Audra Guthery
4810 E. Seneca
Tucson, AZ  85712                           2,000              2,000

David H. Hack
232 W. Smoot Drive
Tucson, AZ  85705                          50,000             50,000

Matthew S. Hodges
1529 N. Desmond
Tucson, AZ  85712                           2,000              2,000

Kim Lasater
5531 E. Spring Street
Tucson, AZ  85712                           2,000              2,000

Jeff Milton
2519 E. Helen Street
Tucson, AZ  85716                           2,000              2,000

Suzanne Morvay
4042 N. Pontatoc Road
Tucson, AZ  85718                           2,000              2,000

Mike Neighbors
128 N. Southern Swale Avenue
Tucson, AZ  85748                           2,000              2,000

Thomas Nieman
7825 E. Sabino Hallow Court
Tucson, AZ  85749                           2,000              2,000

Ron Olson
9969 E. Paseo San Ardo
Tucson, AZ  85747                           2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
        Name of                 Owned Prior to     Pursuant to this
    Security Holder                Offering           Prospectus
----------------------------  -------------------  -----------------

Mark Polifka
1132 Mohawk
Topanga, CA  90290                          2,000              2,000

Sophie Radecki
207 Hallam Street
Toronto, Canada M6H1Y6                      2,000              2,000

Jonathan Roberts
2102 N. Donner Avenue
Tucson, AZ  85749                          50,000             50,000

Lowell E. Robinson
P. O. Box 23
Arivaca, AZ  85601                          2,000              2,000

Monica Romero
2528 W. Criswell Court
Tucson, AZ  85745                           2,000              2,000

Melissa Saucedo
7019 W. Avondale
Tucson, AZ  85743                           2,000              2,000

Kevin Sherlock
4042 N. Pontatoc Road
Tucson, AZ  85718                          50,000             50,000

Howard Smith
4050 N. Hiddencove Place
Tucson, AZ  85749                           2,000              2,000

John Sylvester
10222 E. Sylvester Road
Hereford, AZ  85615                         2,000              2,000

Raymond Willey
1192 Joseph Ct.
Ripton, CA  95366                           2,000              2,000

Jennifer L. Worden
9055 E. Catlina Highway
No. 5206
Tucson, AZ  85749                           2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
        Name of                 Owned Prior to     Pursuant to this
    Security Holder                Offering           Prospectus
----------------------------  -------------------  -----------------

Scott Murray
213-380 Pelissier Street
Windsor, Ontario N9A 6W8
Canada                                    200,000            200,000

Frank Ulakovich
213-380 Pelissier Street
Windsor, Ontario N9A 6W8
Canada                                    200,000            200,000

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                Management's Discussion and Analysis of Financial
                        Condition and Plan of Operations

     We ask that you read the following discussion in conjunction with ISEmployment.com's Consolidated Financial Statements, including the Notes thereto, which appear elsewhere in this prospectus.

                                    Business

     ISEmployment.com is a development stage company, which will provide on-line human resources and recruiting services for the Information Systems industry. ISEmployment.com's website and on-line service is anticipated to be operational by the first quarter of 2001. ISEmployment.com's on-line human resources and recruiting services specifically addresses the tight labor market in the United States for Information System Professionals and also provides a cost effective mechanism for employers to access the relative abundance of qualified foreign candidates. This service is different from the job and resume posting sites currently available on the Internet by providing virtual human resources center and a virtual recruitment and selection system. The system also contains an advance module that simplifies the hiring of foreign workers.

     ISEmployment.com's site is a virtual human resource site designed to automate the recruiting and selection process. Our site requires the candidate to input their personal information, which includes name, address, and location preference, wage expectancy and job position sought. A candidate is required to detail his or her hardware and software experience, showing both years experience as well as age of experience. This information is gathered by a precise technical application, a project resume and a section which allows the candidate to "paste" their version of their resume (candidates' resumes will be searched using a "keyword" search application). The candidate will then be required to complete a soft skill evaluation section of the database. This section will allow the potential employer a brief insight into the candidate's personality. The system will then ask the candidate to input three work-related reference, that will be verified by ISEmployment.com's human resources assistants. Once completed, the reference checks will be available for potential employees to view on-line. If applicable, the candidate will be asked to fill out the immigration questionnaires that will be presented as a form letter once the process is complete. The pre-immigration screen will cover questions related to inadmissibility issues, such as prior arrests, convictions and refused entry into the United States of America. This visa assistance is only for TN (NAFTA) visas only. If the candidate requires additional information or immigration assistance, they will be linked automatically to approved immigration lawyers. Once the data is entered into the database, one of ISEmployment.com's human resources assistants will contact the candidate to check for truth and accuracy. Once this is completed, the information becomes active in the database and the applicant will be allowed to modify the application as time goes on. The system will automatically e-mail each candidate every fifteen days, requesting his or her status and availability.

     An employer interested in the site is requested to complete a site registration set up questionnaire and is issued a password. Once the set up is complete, the employer will be asked to complete the profile section, which will provide background information for candidates to use prior to an interview. When the employer is ready to search the database, they will be prompted by the system to log in using their assigned password. Once accepted, the employer will then be allowed to input the skill set(s) that they are seeking along with the years of experience required. The employer will then initiate the search query and the system will produce a list of candidates, their skills that match the query, along with the percentile rank of the match of skills to the query.
The output at this point will not offer personal information, references or candidate qualifiers. The employer will only see the skill set synopsis, which consist of the educational history, project resume, the candidates' personal resume and soft skill evaluation. Once the employer selects the candidate(s) that they wish to interview, their account automatically gets debited for each selection. The employer is notified of the charge and the contact information for each candidate is then given. Along with the contact information, the system will allow the employer access to each candidate's audio/video clip and reference checks.

     ISEmployment.com will also offer a "hr tools" section which will allow registered users access to chat sessions and human resource links. The chat sessions will run at posted intervals and will offer free advice on current human resource issues, including such issues as immigration, recruiting and relocation. Each chat session will be headed by an accredited professional in the field. The "hr tools" will offer the candidate numerous help pages like the dos and don'ts of interviews, salary calculators and relocation information.

                                     History

     ISEmployment.com was founded by Messrs. Murray and Ulakovich on March 7, 2000. Messrs. Murray and Ulakovich both have backgrounds in the traditional recruitment and placement industry and determined there was an opportunity to provide such services on-line. On June 30, 2000, ISEmployment.com and Magical Marketing, Inc., a "blank check" company, merged in a share exchange that resulted in Magical Marketing acquiring all of the issued outstanding capital stock of ISEmployment.com for an aggregate of 4000,000 shares of Magical Marketing. In connection with the merger, Magical Marketing changed its name to ISEmployment.com, Inc.

                                   Competition

     The market for online recruiting services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new web sits and add content at relatively low costs within relatively short time periods. We expect competition to persist and intensify and the number of competitors to increase significantly in the future. We compete against other online recruiting services, such as Monster.com, Headhunter.net, Career Path and Career Mosaic, as well as corporate Internet sites, and not-for-profit web sites operated by individuals, educational institutions and governments. In addition to this online competition, we compete against a variety of companies that provide similar content through one or more media, such as classified advertising, radio and television. Many of our current and potential competitors, including those mentioned above, have significantly greater financial, technical and marketing resources, longer operating histories, better name recognition and more experience that we do. Many of our competitors also have established relationships with employers, recruiters and other job posters.

     To compete successfully, we must continue to attract more employers, recruiters and job seekers, and generate fees. The competitive factors attracting employers, recruiters and job seekers to our web site include the quality of presentation and the relevance, timeliness, depth and breadth of recruiting information and services offered on, and the ease of use of, our web site. Our competitors' services may be sufficiently attractive to employers, recruiters and job seekers to dissuade them from using our web site. If we are unable to attract a significant number of employers, recruiters and job seekers to our web site, our business, financial condition and results of operation will suffer.

                                   The Market

     The emergence of the Internet and the growth in its use has made it an attractive medium for online recruiting. We believe online recruiting is superior to traditional means of recruiting and job searching because it is interactive, easily accessible, timely and more cost-effective. As Internet usage becomes more widespread, we expect companies from a broad range of industries to increase their online recruiting efforts. As the online recruiting market matures, we believe that employers and recruiters will increasingly utilize those online recruiting services that enable them to access a large number of job seekers and exercise a high degree of control over the exposure of their job opportunities. We believe our product and services will positions us to take advantage of this market opportunity.

                                 Growth Strategy

     ISEmployment.com's objective is to be one of the leading providers of online recruiting services to employers and recruiters, especially within the information systems niche of that field. The industry is currently served by a small number of on-line systems that are interactively passive and have limited capability. In contrast, ISEmployment.com's system is an advanced search engine with a unique immigration function that will allow employers to access additional qualified candidates. In addition to providing an advance search engine, the key elements of ISEmployment.com's strategy are the following:

     INCREASE AWARENESS OF ISEMPLOYMENT.COM. We plan to increase awareness of the ISEmployment.com brand through an aggressive marketing campaign that combines a combination of online and traditional advertising, direct marketing and strategic relationships.

     AGGRESSIVELY BUILD AND EXPAND OUR SALES FORCE. We plan to rapidly expand our direct sales and telephone sales efforts by developing and then adding to our existing sales force and by opening additional sales offices in key metropolitan areas to further penetrate these markets.

     PROMOTE AND ENHANCE WEB SITE FUNCTIONALITY. We intend to make the process of posting and searching job opportunities on our web site easier and faster by increasing the usability and functionality of our web site. With the re-launch of our web site planned for January 2001 we expect to create this ease of use for our customers.

     DEVELOP STRATEGIC RELATIONSHIPS. We will enter into and evaluate strategic relationships as a means to increase traffic to our web site, enhance visibility of job opportunities, increase awareness of the ISEmployment.com brand, and provide marketing and cross-promotional opportunities. We will also continue to use our relationship with ITR and its ability to accentuate ISEmployment.com's business model and presence on the Internet.

     ACQUISITIONS OF COMPLEMENTARY BUSINESSES OR TECHNOLOGIES. We will explore acquisition and investment opportunities if we believe they will enable us to accelerate our growth plan, add new content, develop new technologies or penetrate new markets. We will also pursue others within our niche market that may desire to become part of the ISEmployment.com brand.

                              Government Regulation

     There are an increasing number of laws and regulations pertaining to the Internet, including laws or regulations relating to user privacy, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy and domain name registration. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, patent, trademark, trade secrets, obscenity, libel, employment and personal privacy is uncertain and developing. We may become subject to burdensome government regulation, which may add additional costs to operating our business on the Internet or decrease demand for our services.

     PRIVACY CONCERNS. Government agencies are considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites. While we have implemented and intend to implement additional programs designed to enhance the protection of the privacy of its users, these programs may not conform to any regulations adopted by these agencies. In addition, these regulatory and enforcement efforts may adversely affect our ability to collect demographic and personal information from users, which could have an adverse effect on our ability to provide advertisers with demographic information. The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. The directive could impose restrictions that are more stringent than current Internet privacy standards in the United States. The directive may adversely affect the activities of businesses that engage in data collection from users in European Union member countries.

     DOMAIN NAMES. Domain names are the user's Internet "addresses." The current system for registering, allocating and managing domain names has been the subject of litigation and of proposed regulatory reform. Although we have registered "ISEmployment.com" as a domain name, third parties may bring claims for infringement against us for the use of their trademark. There can be no assurance that our domain name will not lose its value, or that we will not have to obtain entirely new domain names in addition to or in lieu of our current domain names if reform efforts result in a restructuring in the current system.

     JURISDICTIONS. Due to the global nature of the Internet, it is possible that, although our transmissions over the Internet originate primarily in Windsor, the governments of other states and foreign countries might attempt to regulate our business activities. In addition, because our service is available over the Internet in multiple states and foreign countries, these jurisdictions may require us to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject us to taxes and other regulations.

                                    Employees

     ISEmployment.com currently has 2 employees. ISEmployment.com relies heavily on its current officers in operating its business.

                                    Property

     ISEmployment.com's principal executive offices are located in 2400 square feet at 213-380 Pelissier Street, Windsor, Ontario, Canada. The Company leases the executive offices for $20,000 a year from Mr. Murray, President of the Company. Management believes that the terms of this lease are as favorable as those that the Company could obtain from an unaffiliated party. The Company has recently entered into a lease to rent additional office space of 4100 square feet at 2405 Ouellette Avenue, Windsor, Ontario, Canada. The new lease will cost $51,200 per year. The Company to date has not used the additional space, however, it does plan to use the space during the first quarter of 2001.

                                   Litigation

     There is no outstanding material litigation in which the Company is involved and the Company is unaware of any threatened actions or claims against it.

                            Description Of Securities

     The Company has an authorized capitalization of 100,000,000 shares of common stock, $.001 par value per share ("Common Stock").

Common  Stock

     Following the Share Exchange, there were 600,000 shares of the Company's Common Stock issued and outstanding. The holders of the Company's common stock are entitled to one non-cumulative vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are entitled to receive ratably any dividends that are declared by the Company's Board of Directors out of funds legally available therefor and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company. Holders of Company's Common Stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.

Transfer  Agent

     The  transfer  agent  for  the  Company's  Common  Stock  is Holladay Stock
Transfer  Company,  2939  North  67th  Place,  Scottsdale,  Arizona  85251.


                  Dividend; Market For The Company's Securities

     During the last two years, no dividends have been paid on the Company's stock and the Company does not anticipate paying any cash dividends in the foreseeable future. Although it is the Company's intention to utilize all available funds for the development of the Company's business, no restrictions are in place, which would limit or restrict the ability of the Company to pay dividends.

     There is no public market for the Company's Common Stock. The Company's Common Stock may be traded in over-the-counter market in the near future; however, there can be no assurance of when or as to price at which the trading in Company's Common Stock will occur.


                                   Management

     Information  as to the directors and officers of the Company is as follows:

     Scott Murray has served as a director of ISEmployment.com, Inc. since its inception and became Co-Chief Executive Officer at that time. Mr. Murray has served as President of International Technical Recruiting (ITR), a traditional recruitment and placement firm that represents many Fortune 500 companies from 1995 through the first quarter of 2000. Mr. Murray was a Co-Founder of ITR, which was established in the year 1995. Mr. Murray has also assumed the role of Chief Financial Officer of the Company until a suitable replacement can be found. Mr. Murray is a co-founder of the Company. Mr. Murray will share part of his responsibilities with his Co-Chief Executive Officer Mr. Ulakovich; these responsibilities include strategic planning, quality control and management of the Company's personnel. Mr. Murray serves Chairman of the Society of Manufacturing Engineers and holds a seat on the Regional Committee for the Society of Manufacturing Engineers.

     Frank Ulakovich has served as a Chairman of the Board of ISEmployment.com, Inc. since its inception and became Co-Chief Executive Officer at that time. Mr. Ulakovich has served as Vice-President Technical Recruiting of International Technical Recruiting (ITR), a traditional recruitment and placement firm that represents many Fortune 500 companies from 1995 through the first quarter of 2000. Mr. Murray directed the operations and expansion of ITR's technical division with the assistance and guidance of Mr. Murray. Mr. Murray was a Co-Founder of ITR, which was established in the year 1995. Mr. Ulakovich will share part of his responsibilities with his Co-Chief Executive Officer Mr. Murray; these responsibilities include strategic planning, quality control and management of the Company's personnel. Mr. Ulakovich is a former President of the Canadian Information Processing Society. Mr. Ulakovich was a professor of Information Systems at Saint Clair College.

Name                 Age     Position
----                 ---     --------

Scott  F.  Murray     30     President,  Co-CEO  and  Treasurer
Frank  Ulakovich      29     Chairman  of  the  Board,  Co-CEO  and  Secretary

Executive  Compensation

     Scott F. Murray and Frank Ulakovich each receive $48,000 a year each in salary. They do not receive any other benefits. It is anticipated that in the future senior management will be provided additional benefits comparable for their industry. Mr. Murray's and Mr. Ulakovich's salary is included in the expense System Development Cost classification within the Company's profit and loss statement.

Principal  shareholders

     The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock based on 600,000 shares issued and outstanding.

Amount of Common Stock Beneficially Owned     Percent of Common Stock Beneficially Owned
-----------------------------------------     ------------------------------------------

Directors  and  Officers
Frank Ulakovich             200,000                       33%
Scott Murray                200,000                       33%

                              Related Transactions

Transactions  with  Management  and  Related  Transactions

     Except for the lease between Mr. Murray and the Company for the Company's executive offices described above in Property, no member of the management, officers, or directors is or has a direct or indirect interest in a material transaction or contract with the Company.

Indebtedness  of  Management

     No member of the management, officers, or directors is or has been indebted to the Company. No director or officer is personally liable for the repayment of amounts of any financing received by the Company.


                    Indemnification Of Directors And Officers

     Wyoming law authorizes a Wyoming corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Articles of Incorporation provide for indemnification of the directors of the Company. In addition, the Bylaws of the Company provide for indemnification of the directors, officers, employees or agents of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

                         Shares Eligible For Future Sale

     Upon the effectiveness of this registration statement, ISEmployment.com will have 600,000 shares of common stock outstanding and registered for resale by the selling shareholders under the Securities Act of 1933.

     Prior to this offering, no public trading market has existed for ISEmployment.com's shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for ISEmployment.com's common stock.

                              Plan of Distribution

     To our knowledge, none of the selling shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the selling shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale.

     Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discount, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     ISEmployment.com has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of ISEmployment.com's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify ISEmployment.com's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers.

     ISEmployment.com's selling efforts, and any secondary trading market, which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. ISEmployment.com has no current plan to register its shares for offer and sale within any state. ISEmployment.com does not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. ISEmployment.com has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

     ISEmployment.com does not have lock-up agreements with its shareholders affirming that they will not sell their respective shares until such time as ISEmployment.com has successfully consummated a merger or acquisition and ISEmployment.com is no longer classified as a blank check company.

                                  Legal Matters

     The validity of the common stock offered hereby will be passed upon for ISEmployment.com by Robert H. Domico, Esq.

                                     Experts

     The Financial Statements and schedules of ISEmployment.com as of September 30, 1999 and 1998 included in this prospectus and elsewhere in the Registration Statement have been audited by Robison, Hill & Co., independent public accountants for ISEmployment.com, as set forth in its report herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             Additional Information

     ISEmployment.com has filed with the SEC a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to 600,000 of its issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

     The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

     ISEmployment.com will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         Page

Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . F - 2

Balance Sheets
  September 30, 1999 and 1998 . . . . . . . . . . . . . . . . . . . . . F - 3

Statements of Operations for the
  Years Ended September 30, 1999 and 1998 . . . . . . . . . . . . . . . F - 4

Statement of Stockholders' Equity for the
  Years Ended September 30, 1999 and 1998 . . . . . . . . . . . . . . . F - 5

Statements of Cash Flows for the
  Years Ended September 30, 1999 and 1998 . . . . . . . . . . . . . . . F - 6

Notes to Financial Statements for the
   Years Ended September 30, 1999 and 1998. . . . . . . . . . . . . . . F - 7

Interim Financial Information:

Balance Sheets
  June 30, 2000 and April 30, 2000 Proforma . . . . . . . . . . . . .  F - 10

Statements of Operations for the
  Nine Months June 30, 2000 and 1999. . . . . . . . . . . . . . . . .  F - 11

Statement of Stockholders' Equity for the
  Nine Months Ended June 30, 2000 . . . . . . . . . . . . . . . . . . .F - 12

Statements of Cash Flows for the
  Nine Months June 30, 2000 and 1999. . . . . . . . . . . . . . . . . .F - 13

Notes to Financial Statements for the
  Nine Months Ended June 30, 2000 and 1999. . . . . . . . . . . . . . .F - 14

Proforma Financial Information - Accounting
  For the Merger between ISEmployment.com, Inc.
  And Magical Marketing, Inc., including
  Auditors Report as of April 30, 2000. . . . . . . . . . . . . . . . .F - 17

                ROBISON, HILL & CO., A PROFESSIONAL CORPORATION,
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S REPORT


Magical  Marketing,  Inc.
(A  Development  Stage  Company)

We have audited the accompanying balance sheets of Magical Marketing, Inc. (a development stage company) as of September 30, 1999 and 1998,and the related statements of operations, stockholders' equity, and cash flows for the two years ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magical Marketing, Inc. (a development stage company) as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the two years ended September 30, 1999 in conformity with generally accepted accounting principles.

Respectfully  submitted
Robison,  Hill  &  Co.


/s/  Robison,  Hill  &  Co.
Certified  Public  Accountants
Salt  Lake  City,  Utah
November  23,  1999

                      ISEMPLOYMENT.COM,  INC.
               (Fka  MAGICAL  MARKETING,  INC.)
               (A  Development  Stage  Company)
                        BALANCE  SHEETS

                                                         September 30,
                                                       1999        1998
Assets. . . . . . . . . . . . . . .                $       --   $    --
Liabilities
  Accounts Payable                                 $       --   $    50

Shareholders' Equity
  Common Stock, Par Value $.001
  Authorized 100,000,000 shares
  Issued 1,000,000 shares at
  September 30, 1999 and 1998 . . .                     1,000     1,000
Paid-In Capital . . . . . . . . . .                        75        --
Retained Deficit. . . . . . . . . .                    (1,075)   (1,050)
Deficit Accumulated During the
  Development State . . . . . . . .                        --        --

  Total Stockholders' Equity                               --       (50)

Total Liabilities and
  Shareholders' Equity. . . . . . .                $       --   $    --

The  accompanying  notes  are  an  integral  part of these financial statements.

                             ISEMPLOYMENT.COM, INC.
                          (Fka MAGICAL MARKETING, INC.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                      Cumulative since
                                           For the Year ended         inception of
                                             September 30,            development
                                        1999               1998       stage
Revenues                        $                 -   $           -   $    -

Expenses                                         25              25        -

  Net Loss                      $               (25)  $         (25)  $    -

Basic & Diluted loss per share  $                 -   $           -

   The accompanying notes are an integral part of these financial statements.

                             ISEMPLOYMENT.COM, INC.
                          (Fka MAGICAL MARKETING, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EOUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                            Deficit
                                                                           Accumulated
                                                                            During
                                   Common Stock        Paid-In   Retained  Development
                                 Shares    Par Value   Capital    Deficit    Stage
Balance at February 27, 1997
(Inception)                             -  $        -  $      -  $      -   $    -

Net Loss                                -           -         -    (1,025)       -

Balance at September 30, 1997           -           -         -    (1,025)       -

November 4, 1997 Issuance of
Stock for Services and
Payment of Accounts payable         1,000       1,000         -         -        -

Net Loss                                -           -         -       (25)       -

Balance at September 30, 1998
As originally reported              1,000       1,000         -    (1,050)       -

Retroactive adjustment for
1,000 to 1 stock split
October 20, 1999                  999,000           -         -         -        -

Restated balance
October 1, 1998                 1,000,000       1,000         -    (1,050)       -

Capital contributed by
Shareholder                             -           -        75         -        -

Net Loss                                -           -         -       (25)       -

Balance at
September 30, 1999              1,000,000  $    1,000  $     75  $ (1,075)  $    -

   The accompanying notes are an integral part of these financial statements.

                             ISEMPLOYMENT.COM, INC.
                          (Fka MAGICAL MARKETING, INC.)
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                     Cumulative
                                                                     since
                                                For the Years Ended  Ended inception of
                                                   September 30,     development
                                                    1999    1998     stage

CASH FLOWS FROM
OPERATING ACTIVITIES:

Net Loss. . . . . . . . . . . . . . . . . . . . .  $ (25)  $ (25)    $   --
Increase (Decrease) in
 Accounts Payable . . . . . . . . . . . . . . . .    (50)     25         --
Net Cash Used in
 Operating activities . . . . . . . . . . . . . .    (75)     --         --

CASH FLOWS FROM
INVESTING ACTIVITIES:
Net Cash provided by
 Investing activities . . . . . . . . . . . . . .     --      --         --

CASH FLOWS FROM
FINANCING ACTIVITIES:
Capital contributed
 By shareholder . . . . . . . . . . . . . . . . .     75      --         --
Net Cash provided by
 Financing activities . . . . . . . . . . . . . .     75      --         --

Net (Decrease) in
 Cash and Cash Equivalents. . . . . . . . . . . .     --      --         --
Cash and Cash Equivalents
 At Beginning of Period . . . . . . . . . . . . .     --      --         --
Cash and Cash Equivalents
 At End of Period . . . . . . . . . . . . . . . .  $  --   $  --     $   --

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest . . . . . . . . . . . . . . . . . . . .  $  --   $  --     $   --
 Franchise and income taxes . . . . . . . . . . .  $  --   $  --     $   --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AN
FINANCING ACTIVITIES: None

The  accompanying  notes  are  an  integral  part of these financial statements.

                             ISEMPLOYMENT.COM, INC.
                          (Fka MAGICAL MARKETING, INC.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of accounting policies for Magical Marketing, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization  and  Basis  of  Presentation

The Company was incorporated under the laws of the State of Wyoming on February 27, 1997. The Company ceased all operating activities during the period from February 27, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature  of  Business

The company has no products or services as of September 30, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Loss  per  Share

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                           Income        Shares      Per-Share
                                        (Numerator)   (Denominator)    Amount

For the year ended September 30, 1999:

Basic Loss per Share
Loss to common shareholders             $       (25)      1,000,000  $        -

For the year ended September 30, 1998:

Basic Loss per Share
Loss to common shareholders             $       (25)      1,000,000  $        -

The effect of outstanding common stock equivalents would be anti-dilutive for September 30, 1999 and September 30, 1998 and are thus not considered.

NOTE  2  -  INCOME  TAXES

As of September 30, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $1,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income will be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE  3  -  DEVELOPMENT  STAGE  COMPANY

The Company has not begun principal operations and as is common with a development stage company, then Company has had recurring losses during its development stage.

NOTE  4  -  COMMITMENTS

As of September 30, 1999 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the Company for the use of these facilities and there are no commitments for future use of the facilitates.

NOTE  5  -  STOCK  SPLIT

On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.

                             ISEMPLOYMENT.COM,  INC.
                         (A Development Stage Company)

                                Balance Sheets

                                                June 30,     September 30,
                                                 2000            1999
                                           ===============  ===============
                                             (Unaudited)
                   ASSETS

Current Assets:
Cash                                       $        1,203   $            -
                                           ---------------  ---------------
Total current assets                                1,203                -
Deposits
                                                    8,442                -
                                           ---------------  ---------------
Total assets                               $        9,645   $            -
                                           ===============  ===============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable                           $        2,200   $            -
Advances payable                                   44,581                -
Loans payable                                     214,866                -
                                           ---------------  ---------------
Total current liabilities                         261,647                -
                                           ---------------  ---------------
Stockholders' Deficit:
Common stock; $.001 par value;
1000,000,000 shares authorized;
600,000 and 1,000,000 shares issued
and outstanding                                       600            1,000
Paid in Capital                                      (600)              75
Deficit accumulated during the
  development stage                              (252,002)          (1,075)
                                           ---------------  ---------------
Total stockholders' deficit                      (252,002)               -
                                           ---------------  ---------------
Total liabilities
   and stockholders' deficit               $        9,645   $            -
                                           ===============  ===============

                 See accompanying notes to financial statements

                                         ISEMPLOYMENT.COM, INC.
                                      (A Development Stage Company)

                                         STATEMENT OF OPERATIONS
                                               (Unaudited)

                                                                                      Cumulative  From
                                      For the Three Months     For the Nine Months     (February 27,
                                             Ended                    Ended           1997) Inception
                                            June  30,                June  30,        through June 30,
                                                                                          2000
                                        2000         1999        2000        1999     Development Stage
                                     -------------------------------------------------------------------
                                      (Proforma)              (Proforma)
Revenues                             $         -  $        -  $        -  $        -  $                -
                                     -------------------------------------------------------------------
Expenses
  System development costs                72,725           -     223,429           -             222,549
  General and Administrative               5,800          25      27,498          25              29,453
                                     -------------------------------------------------------------------
      Net Loss                       $    79,525  $       25  $  250,927  $       25  $          252,002
                                     ===========  ==========  ==========  ==========  ==================

Basic & Diluted loss per share       $       .08  $        -  $      .25  $        -  $              .32
                                     ===========  ==========  ==========  ==========  ==================

Weighted average basic and diluted
Shares outstanding                     1,000,000   1,000,000   1,000,000   1,000,000             777,778
                                     ===========  ==========  ==========  ==========  ==================

                 See accompanying notes to financial statements

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EOUITY
                     FOR  THE  NINE  MONTHS  JUNE  30,  2000

                                                                          Deficit
                                                                        Accumulated
                                                                          During
                                    Common Stock            Paid-In     Development
                                Shares         Par Value    Capital        Stage
Balance at September 30, 1998
As originally reported                 1,000   $    1,000   $          -   $  (1,050)

Retroactive adjustment for
1,000 to 1 stock split
October 20, 1999                     999,000            -              -           -

Restated balance
October 1, 1998                    1,000,000        1,000              -      (1,050)

Capital contributed by
Shareholder                                -            -             75           -

Net Loss                                   -            -              -         (25)

Balance at
September 30, 1999 (Audited)       1,000,000        1,000             75      (1,075)

Capital contributed by
Shareholder                                -            -            880           -

Cancellation of shares
Upon merger transaction             (800,000)        (800)             -           -

Exchange of shares
Upon to merger transaction
Net of subscription
receivable                           400,000          400           (400)          -

Excess of additional
Paid in capital                            -            -         (1,155)          -

Net Loss (pre merger)                      -            -              -        (880)

Net Loss (post merger)                     -            -              -    (250,047)

Balance at
June 30, 2000 (Unaudited)            600,000   $      600   $       (600)  $(252,002)

                 See accompanying notes to financial statements

                               ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows
                                   (unaudited)

                                              For the Nine  Months ended
                                                 June 30,    June 30,
                                                   2000        1999
                                                ==========  ===========
                                                 (Proforma)

Cash flows from operating activities:
Net loss                                        $(250,927)  $     (25)

Adjustments to reconcile net loss to
net cash used in operating activities:
  System development expense incurred
    by assumption of a related party loan          96,555           -
  System development expense incurred
    by assumption of advances payable              44,581           -
  Par value in excess of paid in capital           (1,955)          -
  Increase in deposits                             (8,442)          -
  Increase in accounts payable                      2,200          25
                                                ----------  ----------
        Net cash used in operating activities    (117,108)          -
                                                ----------  ----------
Cash flows from financing activities:
  Proceeds from loans payable                     214,866           -
  Repayment of a related party loan               (96,555)          -
  Capital contribution by shareholder                 880           -
                                                ----------  ----------
  Net cash provided by financing activities       119,191           -
                                                ----------  ----------
  Increase in cash                                  1,203           -

Cash at beginning of period                             -           -
                                                ----------  ----------
Cash at end of period                           $   1,203   $       -
                                                ==========  ==========

                 See accompanying notes to financial statements

Supplemental  disclosure  of  non-cash  investing  and  financing  activities:

--------------------------------------------------------------------------------
ISEmployment.com, Inc. incurred system development expenses by assuming a loan payable in conjunction with the development of the concept, programming, database  and  web  site  that  are  intended  to  be  used  by  the  Company.
--------------------------------------------------------------------------------

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               As of June 30,2000

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     This summary of accounting policies for ISEmployment.com, Inc. (the Company) (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim  Reporting

     The unaudited financial statements as of June 30, 2000 and for the three and nine month periods then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results for the year ending September 30, 2000.

Organization  and  Basis  of  Presentation

     The Company was incorporated under the laws of the State of Wyoming on February 27, 1997. The Company ceased all operating activities during the period from February 27, 1997 to October 20, 1999 and was considered dormant. On June 30, 2000, ISEmployment.com, Inc. (ISEmployment), a Delaware corporation, and Magical Marketing, Inc. (Magical Marketing), merged. Magical Marketing became the surviving corporation and adopted the name ISEmployment.com, Inc. The Company issued 400,000 shares of common stock to the shareholders of the former ISEmployment.com, Inc. corporation and the Company's majority stockholder cancelled his 800,000 shares of common stock upon the merger.

Nature  of  Business

     The Company has no products or services that were available as of June 30, 2000. All expenses were incurred in developing new technology for web-design which the Company expects to bring to market in the near future.

Cash  and  Cash  Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  2  -  INCOME  TAXES

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE  3  -  DEVELOPMENT  STAGE  COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE  4  -  COMMITMENTS  AND  CONTINGENCIES

     The Company entered into a five-year lease for office facilities in Windsor, Ontario on June 1, 2000. The lease is for a yearly rent of $42,000. The Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise doubt about the Company's ability to continue as a going concern.

     Management is seeking additional equity financing to fund planned operations; management believes actions currently being taken provide the opportunity for the Company to continue as a going concern. However, there is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE  5  -  STOCK  SPLIT  AND  OTHER  TRANSACTIONS

     On October 20, 1999 the Board of Directors authorized a 1,000 for 1 stock split, and changed the authorized number of shares to 100,000,000 shares and the par value to $.001. As a result of the split, an additional 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2000 and 1999 have been restated to reflect the stock split.

     The Company on June 30, 2000 issued 400,000 shares to the prior shareholders of ISEmployment.com, Inc. (pre-merger company) and cancelled 800,000 shares of Magical Marketing, Inc. These shares were issued pursuant to the Plan of Reorganization and Merger.

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                              Financial Statements
                            As of April 30, 2000 and
                          The Period from March 7, 2000
                      (Date of Inception) to April 30, 2000

                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors
ISEmployment.com,  Inc.

     We have audited the accompanying balance sheet of ISEmployment.com, Inc. (A Development Stage Company) as of April 30, 2000, and the related statements of operations, stockholders' deficit, and cash flows for the period from March 7, 2000 (date of inception) to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISEmployment.com, Inc. as of April 30, 2000, and the results of its operations and its cash flows for the period from March 7, 2000 (date of inception) to April 30, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has a cumulative loss of $152,909 and limited cash resources with which to carry out management's plans. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Levitz,  Zacks  &  Ciceric
San  Diego,  California
June  20,  2000

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                 April 30, 2000

                                     ASSETS
Current Assets:

  Cash                                                 $   2,037
                                                       ----------

  Total current assets                                     2,037

Deposits                                                   8,442
                                                       ----------

  Total assets                                         $  10,479
                                                       ==========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:

  Accounts payable                                     $  10,200
  Advances payable                                        42,147
  Loans payable                                          111,041
                                                       ----------

  Total current liabilities                              163,388
                                                       ----------
Stockholders' Deficit:

Common stock; $.0001 par value; 10,000,000 shares
  authorized; 2,000,000 shares issued and outstanding        200
  Receivable for common stock                               (200)
  Deficit accumulated during the development stage      (152,909)
                                                       ----------

  Total stockholders' deficit                           (152,909)
                                                       ----------

  Total liabilities and stockholders' deficit          $  10,479
                                                       ==========

                 See accompanying notes to financial statements

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                             Statement of Operations
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


System  development  costs                         $  140,136

General  and administrative costs                      12,773
                                                  ------------
     Loss  before  income  taxes                      152,909

Income  taxes                                             -0-
                                                  ------------
     Net  loss                                     $  152,909
                                                  ============

Basic  and  diluted loss per share                 $      .08
                                                  ============

Weighted average basic and
diluted shares outstanding                          2,000,000
                                                  ============

         See accompanying notes to financial statements

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                       Statement of Stockholders' Deficit
                            Period from March 7, 2000
                  (Date  of  Inception)  to  April  30,  2000

                                                                       Receivable
                                                  Common  Stock         for
                                             -----------------------   Common      Retained
                                  Date         Shares      Amount       Stock      Deficit      Total
                              -------------  ----------  -----------  ----------  ----------  ----------
Sale of stock for receivable  March 7, 2000   2,000,000  $      200   $    (200)  $     -0-   $     -0-

Net loss for the period
   from March 7, 2000 to
   April 30, 2000                                                                  (152,909)   (152,909)
                                             ----------  -----------  ----------  ----------  ----------

Balance, April 30, 2000                       2,000,000  $      200  $     (200)  $(152,909)  $(152,909)
                                             ==========  ===========  ==========  ==========  ==========

                  See  accompanying  notes  to  financial  statements

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
                            Period from March 7, 2000
                    (Date  of  Inception)  to  April  30,  2000

Cash  flows  from  operating  activities:
   Net loss                                                                      $(152,909)
   Adjustments to reconcile net loss to net cash used in operating activities:
    System development expenses incurred by assumption of
      a related party loan                                                          96,555
    System development expenses incurred by assumption of
      advances payable                                                              42,147
   Increase in deposits                                                             (8,442)
   Increase in accounts payable                                                     10,200
                                                                                 ----------

       Net cash used in operating activities                                       (12,449)
                                                                                 ----------

Cash flows from financing activities:
  Proceeds from loans payable                                                      111,041
  Repayment of a related party loan                                                (96,555)
                                                                                 ----------

       Net cash provided by financing activities                                    14,486
                                                                                 ----------

       Increase in cash                                                              2,037

Cash at March 7, 2000 (date of inception)                                              -0-
                                                                                 ----------

Cash at April 30, 2000                                                           $   2,037
                                                                                 ==========

Supplemental  disclosure  of  non-cash  investing  and  financing  activities:

The Company incurred system development expenses by assuming a loan payable to a stockholder's parent in the amount of $96,555 and assuming advances payable in the amount of $42,147. These funds were initially borrowed by the stockholder and an entity related to the Company through common ownership. The funds were expended by these parties in conjunction with the development of the concept, programming, data base and web site that are intended to be used by the Company.

                 See accompanying notes to financial statements

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  1.  THE  COMPANY  AND  A  SUMMARY  OF  ITS
          SIGNIFICANT  ACCOUNTING  POLICIES

     ISEmployment.com, Inc. (the Company), a Delaware corporation, has been in the development stage since its formation on March 7, 2000. It is primarily engaged in raising capital and developing an on-line human resources and recruiting service for the information systems industry.

     Prior to the Company's inception, individuals who became the Company's stockholders (the Company's founders) and an entity they controlled incurred costs in the development of the concept, data base, software and web site intended for the Company's operations. Management anticipates that subsequent to April 30, 2000, these parties will transfer the rights to the data base, software, web site and other related intangible assets to the Company in exchange for common stock. The Company will record the transfer at the transferors' historical cost basis of the assets.

Revenue  Recognition

     Revenue from providing services to customers will be recognized when the services are rendered.

Capitalization  of  Internal-Use  Software  Costs

     During the preliminary project stage, the Company expenses internal and external costs it incurs, or assumes from related parties, to develop internal-use software. During the application development project stage the Company capitalizes such costs and will amortize them on the straight-line method over their expected useful lives.

Start-Up  Costs

     The  Company  expenses  organization  and  start-up  costs  as  incurred.

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  1.  THE  COMPANY  AND  A  SUMMARY  OF  ITS
          SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

Income  Taxes

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Use  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

New  Accounting  Pronouncements

     The Company does not expect the adoption of any issued, but not yet effective, accounting pronouncements to have a material effect, if any, on its financial position or results of operations.

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  2.  GOING  CONCERN  UNCERTAINTY

     As shown in the financial statements, the Company has a cumulative loss of $152,909 and $2,037 of cash at April 30, 2000. The Company currently has no sales. Accounts payable and future commitments exceed the Company's cash balance. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these issues include transferring to the Company, in exchange for common stock, the rights to the concept, data base, software, web site and other intangible assets intended for the Company's operations. In order to continue as a going concern, develop and commercialize its technology and, ultimately, achieve a profitable level of operations, the Company will need, among other things, additional capital resources and financing. Management's plans to obtain such resources for the Company include (1) raising additional capital through sales of common stock, the proceeds of which would be used to perfect the Company's technology and services and satisfy immediate operating needs; and (2) using common stock to pay for consulting and professional services. Management has been in discussion with various financial resources in securing a firm commitment on financing, but as of the date of the financials no firm commitments have been entered into. In addition, management expects to seek other potential joint venture partners or merger candidates that would provide financial, technical and/or marketing resources to enable the Company to realize the potential value of its technology. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

     Subsequent to April 30, 2000, the Company has raised $73,725 of additional financing (Note 10). The Company also has plans to become publicly trading through a merger.

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  3.  ADVANCES  PAYABLE

     The Company incurred system development expenses, consisting primarily of salaries for the Company's founders, by assuming advances made to the Company's founders and an entity related through common ownership. These advances were made prior to the Company's formation. The advances are non-interest bearing and due on demand.

Note  4.  LOANS  PAYABLE

     The Company's loans payable of $111,041 at April 30, 2000, are due and payable once the Company becomes publicly traded on the NASDAQ OTC market. Payment of the balance is to be made by issuing shares of Company common stock at a price of $.85 per share for a total of 130,635 shares. The loans are non-interest bearing.

Note  5.  RECEIVABLE  FOR  COMMON  STOCK

     On March 7, 2000, the Company issued 2,000,000 shares of common stock in exchange for $200 in receivables. The receivables are non-interest bearing and due on demand. The receivables are carried in the balance sheet as a reduction to the corresponding common stock.

Note  6.  INCOME  TAXES

     The  Company's  provision  for  income  taxes  consists  of  the following:

     Currently  payable            $          -0-
     Deferred  taxes                      52,000
     Valuation  allowance                (52,000)
                                   --------------
                                   $          -0-
                                   ==============

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  6.  INCOME  TAXES  (continued)

     Income tax at the federal statutory rate is reconciled to the Company's actual income tax provision as follows:

          Federal income tax benefit at statutory rate            34   %
          Valuation  allowance                                   (34)  %
                                                                --------
                                                                   0   %
                                                                ========

     The Company's total deferred tax assets at April 30, 2000, consist of $52,000 associated with start-up costs capitalized for income tax purposes offset by a $52,000 valuation allowance. The valuation allowance will be evaluated each year considering evidence about whether the asset will be realized.

Note  7.  LOSS  PER  SHARE

     Basic loss per share is calculated by dividing the net loss to the common shareholders by the weighted average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in earnings of an entity such as convertible debt, stock options and warrants. Diluted loss per share is the same as basic loss per share as all contracts to issue shares were anti-dilutive.

Note  8.  RELATED  PARTY  TRANSACTIONS

     The Company incurred system development expenses, consisting primarily of salaries for the Company's founders, by assuming a loan payable to a stockholder's parent in the amount of $96,555. These funds were borrowed by the stockholder and an entity related to the Company through common ownership. The funds were expended prior to the Company's formation by these parties in conjunction with the development of the concept, programming, data base and web site that are intended to be used by the Company. The loan was repaid by the Company prior to April 30, 2000. Since its formation, the Company has utilized office facilities provided to it at no expense by the stockholders.

                             ISEMPLOYMENT.COM, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                            Period from March 7, 2000
                      (Date of Inception) to April 30, 2000


Note  9.  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The carrying value of cash and accounts payable approximates fair value due to their short term nature. The fair value of the loans payable and advances payable are not determinable because quoted market prices are not available and the cost of obtaining an independent valuation is excessive.

Note  10.  SUBSEQUENT  EVENTS

Lease  Agreement

     The Company entered into a five year lease for office facilities in Windsor, Ontario effective June 1, 2000. The lease calls for rent of $66,000 (Canadian) per year or approximately $42,000 (U.S.) at current exchange rates.

Financing

     Subsequent to April 30, 2000, the Company raised additional funds of $73,725 through loans payable in common shares totaling 86,735.

Note  11.  YEAR  2000  CONVERSION  (UNAUDITED)

     The Company recognizes the need to ensure its operations will not be adversely impacted by the year 2000 software failures.

     The Company's accounting software and certain other applications used in its operations were purchased from outside vendors. Management believes that these applications are Year 2000 compliant. As a result, management of the Company does not believe that the Year 2000 issue will have an adverse impact on its financial statements or on its operations.

     (b)     Pro  Forma  financials  are  set  forth  below.

                               ISEMPLOYMENT.COM, INC.
                     (Formerly known as Magical Marketing, Inc.)
                          Unaudited Pro-Forma Balance Sheet
                                   April 30, 2000

                                   Magical
                                   Marketing  ISEmployment.com Pro-Forma  Adjustments
                                   Historical    Historical    (Note 2)    Combined
                                  -----------  -------------  ---------  -----------
Current Assets:
                                  $             $     2,037              $    2,037
                                  -----------  ------------              -----------

      Total current assets                            2,037                   2,037

                                                      8,442                   8,442
                                  ----------- -------------              -----------
Deposits
                                  $             $    10,479
      Total assets                              $    10,479
                                  ===========  =============             ===========
Current Liabilities:
  Accounts payable                $             $    10,200              $   10,200
  Advance payable                                    42,147                  42,147
                                                    111,041                 111,041
  Loans payable
                                  -----------  ------------              -----------
                                                    163,388                 163,388
                                  -----------  ------------              -----------
     Total current liabilities

Stockholders' Deficit:
  Common Stock                          1,000           200   $    (600)       (600)
  Paid-in capital                         955                    (1,355)       (400)
  Receivable for common stock                          (200)                   (200)
  Deficit accumulated during
    the development stage              (1,955)     (152,909)      1,955    (152,909)
                                  -----------  ------------   ---------  -----------
     Total stockholders' deficit                   (152,909)        -0-    (152,909)
                                  -----------  ------------   ---------  -----------
     Total liabilities and
        stockholders' deficit     $             $    10,479   $     -0-  $   10,479
                                  ===========  =============  =========  ===========

                                  Magical     ISEmployment.com             Pro-Forma
                                  Marketing                               Adjustments
                                  Historical     Historical     (Note 2)   Combined
                                  ----------  ----------------  --------  -----------
Systems development costs         $           $       140,136             $  140,136

General and administrative costs                       12,773                 12,773

     Loss before income taxes                         152,909                152,909

Income taxes

    Net loss                      $           $       152,909             $  152,909
                                  ==========  ================            ===========

Basic and diluted loss per share  $           $           .08             $      .25
                                  ==========  ================            ===========

                             ISEMPLOYMENT.COM, INC.
                   (Formerly known as Magical Marketing, Inc.)
                   Notes to Unaudited Pro-Forma Balance Sheet
                           and Statement of Operations

Note  1.  ACQUISITION  AND  GENERAL

     On  June  30,  2000,  ISEmployment.com,  Inc.  (ISEmployment),  a  Delaware
corporation, and Magical Marketing, Inc. (Magical Marketing), a Wyoming corporation, merged with Magical Marketing as the surviving corporation. Magical Marketing issued 400,000 shares of its common stock for all 2,000,000 outstanding shares of ISEmployment. As part of the merger transaction, 800,000 shares of Magical Marketing common stock were purchased and retired and Magical Marketing changed its name to ISEmployment.com, Inc.

Note  2.  PRO-FORMA  BALANCE  SHEET  AND  STATEMENT  OF  OPERATIONS

     ISEmployment was not incorporated until March 7, 2000 and did not begin its development stage activities until April 28, 2000. Accordingly, pro-forma information for the year ended December 31, 1999, and the quarter ended March 31, 2000 is the historical information presented by Magical Marketing: The accompanying unaudited pro-forma balance sheet and statement of operations is presented as of April 30, 2000 and for the four months then ended as if the merger occurred on March 7, 2000, the date of formation of ISEmployment.

     Since Magical Marketing has no assets and minimal activity, the merger is accounted for as a reverse acquisition.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Wyoming law authorizes a Wyoming corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Articles of Incorporation provide for indemnification of the directors of the Company. In addition, the Bylaws of the Company provide for indemnification of the directors, officers, employees or agents of the Company. In general, these provision provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCES  AND  DISTRIBUTION

The Registrant estimates that expenses in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee . . . . . . . . . . . . . . . . . . . .  $    100
Printing and engraving expenses. . . . . . . . . . . . . . .  $  2,000*
Accounting fees and expenses . . . . . . . . . . . . . . . .  $  1,000*
Legal fees and expenses (other than Blue Sky). . . . . . . .  $ 15,000*
Blue sky fees and expenses (including legal and filing fees)  $  1,000*
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .  $  1,000*
                                                              --------
    Total. . . . . . . . . . . . . . . . . . . . . . . . . .  $ 20,100*
                                                              ========

*Estimated  Amounts.

All  expenses  of  the registration of the shares will be borne by the Company.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

The following securities were issued by the Company within the past three years and were not registered under the Securities Act:

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
Name of                         Owned Prior to     Pursuant to this
Security Holder                    Offering           Prospectus
----------------------------  -------------------  -----------------

Frank Anjakos
1971 N. Lindenwood Drive
Tucson, AZ 85712                            2,000              2,000

Cindy Baker
P.O. Box 40484
Tucson, AZ 85717                            2,000              2,000

Steve Bays
5637 E. Spring Street
Tucson, AZ 85712                            2,000              2,000

Brain Delfs
5162 E. Citrus Street
Tucson, AZ  85712                           2,000              2,000

James Delfs
3730 N. Tucson Blvd.
Tucson, AZ  85716                           2,000              2,000

Sam Erbst
770 N. Dodge #33
Tucson, AZ 85749                            2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
Name of                         Owned Prior to     Pursuant to this
Security Holder                    Offering           Prospectus
----------------------------  -------------------  -----------------

Gus Fotinos
6547 N. Turnberry Drive
Tucson, AZ  85718                           2,000              2,000

Allyson Fox
61 Kennedy Parkway
Toronto, Canada                             2,000              2,000

Audra Guthery
4810 E. Seneca
Tucson, AZ  85712                           2,000              2,000

David H. Hack
232 W. Smoot Drive
Tucson, AZ  85705                          50,000             50,000

Matthew S. Hodges
1529 N. Desmond
Tucson, AZ  85712                           2,000              2,000

Kim Lasater
5531 E. Spring Street
Tucson, AZ 85712                            2,000              2,000

Jeff Milton
2519 E. Helen
Tucson, AZ  85716                           2,000              2,000

Suzanne Morvay
4042 N. Pontatoc Road
Tucson, AZ 85718                            2,000              2,000

Mike Neighbors
128 N. Southern Swale Avenue
Tucson, AZ 85748                            2,000              2,000

Thomas Nieman
7825 E. Sabino Hallow Court
Tucson, AZ 85749                            2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
Name of                         Owned Prior to     Pursuant to this
Security Holder                    Offering           Prospectus
----------------------------  -------------------  -----------------

Ron Olson
9969 E. Paseo San Ardo
Tucson, AZ  85747                           2,000              2,000

Mark Polifka
1132 Mohawk
Topanga, CA  90290                          2,000              2,000

Sophie Radecki
207 Hallow Street
Toronto, Canada M6H1Y6
                                            2,000              2,000

Jonathan Roberts
2102 N. Donner Avenue
Tucson, AZ  85749                          50,000             50,000

Lowell E. Robinson
P. O. Box 23
Arivaca, AZ  85601                          2,000              2,000

Monica Romero
2528 W. Criswell Court
Tucson, AZ  85745                           2,000              2,000

Melissa Saucedo
7019 W. Avondale
Tucson, AZ  85743                           2,000              2,000

Kevin Sherlock
360 N. Craycroft
Tucson, AZ  85710                          50,000             50,000

Howard Smith
4050 N. Hiddencove Place
Tucson, AZ  85749                           2,000              2,000

John Sylvester
10222 E. Sylvester Road
Hereford, AZ  85615                         2,000              2,000

                                                     Maximum No. of
                              Shares Beneficially  Shares to be Sold
Name of                         Owned Prior to     Pursuant to this
Security Holder                    Offering           Prospectus
----------------------------  -------------------  -----------------

Raymond Willey
1192 Joseph Ct.
Ripton, CA  95366                           2,000              2,000

Jennifer L. Worden
9055 E. Catlina Highway
No. 5206
Tucson, AZ  85749                           2,000              2,000

Scott Murray
213-380 Pelissier Street
Windsor, Ontario N9A 6W8
Canada                                    200,000            200,000

Frank Ulakovich
213-380 Pelissier Street
Windsor, Ontario N9A 6W8
Canada                                    200,000            200,000

ITEM 27.   EXHIBITS

                                  EXHIBIT INDEX

(a)     The following exhibits are filed as part of this Registration Statement:

2.1 Plan of Merger between ISEmployment.com, Inc. and the shareholders of Magical Marketing, Inc., dated June 30, 2000 (Incorporated by reference from Registrant's Exhibit 2.1 to the Current Report on Form 8-K, filed
        July 17, 1999)

3.1     Articles  of  Incorporation  of ISEmployment.com, Inc.  (Incorporated by
        reference from Registrant's  exhibits  3.1  and  3.2 to the Registration of Securities on Form  10-SB,  filed December  22,  1999)

3.2     By-Laws  of  ISEmployment.com,  Inc.  (Incorporated  by  reference  from
        Registrant's exhibit 3.3 to the Registration of Securities on Form 10-SB, filed
        December  22,  1999)

4.1     Form  of  Common  Stock  Certificate

5.1     Opinion  of  Robert  H.  Domico,  Esq.

23.1    Consent  of  Levitz,  Zacks  &  Ciceric

23.2    Consent  of  Robison,  Hill  &  Co.

23.3    Consent  of  Robert  H.  Domico,  Esq.  (included  in  Exhibit  5.1)


ITEM  28.  UNDERTAKINGS

(a)   The  undersigned  Company  hereby  undertakes  to:

     (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Windsor, Ontario, Canada, on November 10, 2000.


ISEMPLOYMENT.COM,  INC.


By:  /s/  Scott  Murray
     ------------------

Scott  Murray,  President,  and
signing  in  his  capacity  as
principal executive officer, principal accounting officer and sole director


By:  /s/  Frank  Ulakovich
     ---------------------

Frank  Ulakovich,  Chief  Executive
Officer  and  director

                       TABLE OF CONTENTS


                                                             Page
                                                             ----
Prospectus summary. . . . . . . . . . . . . . . . . . . . .     2
Risk factors. . . . . . . . . . . . . . . . . . . . . . . .     3
Use of proceeds . . . . . . . . . . . . . . . . . . . . . .     7
Market information. . . . . . . . . . . . . . . . . . . . .     7
Selling shareholders. . . . . . . . . . . . . . . . . . . .     8
Management's discussion and analysis of financial condition
     and results of operations. . . . . . . . . . . . . . .    11
Business. . . . . . . . . . . . . . . . . . . . . . . . . .    11
Management. . . . . . . . . . . . . . . . . . . . . . . . .    16
Description of securities . . . . . . . . . . . . . . . . .    16
Indemnification of officers and directors . . . . . . . . .    18
Related transactions. . . . . . . . . . . . . . . . . . . .    18
Shares eligible for future sale . . . . . . . . . . . . . .    18
Plan distribution . . . . . . . . . . . . . . . . . . . . .    18
Legal matters . . . . . . . . . . . . . . . . . . . . . . .    19
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Additional information. . . . . . . . . . . . . . . . . . .   F-1


Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ISEMPLOYMENT.COM, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ISEMPLOYMENT.COM, INC. SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN IT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                          EXHIBIT INDEX

 2.1   Plan of Merger between ISEmployment.com, Inc. and the shareholders of Magical
       Marketing, Inc., dated June 30, 2000  (Incorporated by reference from Registrant's
       Exhibit 2.1 to the Current Report on Form 8-K, filed July 17, 1999)

 3.1   Articles of Incorporation of ISEmployment.com, Inc.  (Incorporated by reference from
       Registrant's exhibits 3.1 and 3.2 to the Registration of Securities on Form 10-SB, filed
       December 22, 1999)

 3.2   By-Laws of ISEmployment.com, Inc.  (Incorporated by reference from Registrant's exhibit 3.3 to the Registration of Securities on Form 10-SB, filed December 22, 1999)

 4.1   Form of Common Stock Certificate

 5.1   Opinion of Robert H. Domico, Esq.

23.1   Consent of Levitz, Zacks & Ciceric

23.2   Consent of Robison, Hill & Co.

23.3   Consent of Robert H. Domico, Esq. (included in Exhibit 5.1)